Exhibit 3.1

BY-LAWS OF

KIMBERLY-CLARK CORPORATION

As Amended Through November 2, 2026

CAPITAL STOCK

1. CERTIFICATES

The shares of the corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every stockholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by any two authorized officers of the corporation, including, without limitation, the Chair of the Board or a Vice Chair of the Board (in each case only if such person is an officer of the corporation), the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder. Any or all the signatures on the certificate and the corporate seal may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. While the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

2. RECORD OWNERSHIP

The name and address of each registered holder of shares, the number of shares registered in such holder’s name, and the date of issuance thereof shall be recorded in the corporation's books and records. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

3. TRANSFER

Transfer of stock shall be made on the books of the corporation only by direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, if such shares are certificated, only upon the surrender for cancellation of the certificate therefor and a written assignment of the shares evidenced thereby.

4. LOST CERTIFICATES

Any person claiming a stock certificate in lieu of one lost or destroyed shall give the corporation an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss or destruction. Such person shall also, if required by the Board, give the corporation a bond or other indemnification, in such form as may be approved by the Board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

5. TRANSFER AGENT; REGISTRAR

The corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the corporation shall be transferable. The corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The same entity may be both transfer agent and registrar.

6. RECORD DATE; CLOSING TRANSFER BOOKS

So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action (except as otherwise expressly provided in these By-Laws), the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date, (1) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, shall not be more than sixty days nor less than ten days before the date of such meeting, and (2) in the case of any other action, not more than sixty days before such other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

MEETINGS OF STOCKHOLDERS

7. ANNUAL

The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the third Thursday in April in each year, or on such other day, which shall not be a legal holiday, as shall be determined by the Board. The annual meeting shall be held at such place, if any, and hour, within or without the State of Delaware, as shall be determined by the Board. The day, place, if any, and hour of each annual meeting shall be specified in the notice of the annual meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone, cancel or reschedule any previously scheduled annual meeting of stockholders.

The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

8. SPECIAL

Special meetings of stockholders, unless otherwise provided by law, may be called at any time as specified in Section (3) of Article VI of the Certificate of Incorporation. Any such call must specify the matter or matters to be acted upon at such meeting, each of which must be a proper subject for stockholder action under applicable law. Any stockholder of record seeking to request the calling of a special meeting of stockholders shall first deliver to the Secretary a notice and request to fix a record date for purposes of determining stockholders entitled to request such meeting in writing, which notice shall contain information about the class or series and number of shares of stock of the corporation which are owned of record and beneficially by the requesting stockholder and any beneficial owner on whose behalf the request is made and state the business proposed to be acted on at the meeting. The Board shall promptly but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date, which record date shall be fixed in accordance with these By-Laws and applicable law; provided that, if no record date is set by the Board within ten days of the date on which such notice and request is delivered to the Secretary, the record date for determining stockholders entitled to request such special meeting shall be deemed to be the first date on which such notice and request to fix a record date for purposes of determining stockholders entitled to request such special meeting was delivered to the Secretary.

In order for a special meeting of stockholders to be called by the Chair of the Board or the Secretary pursuant to Section (3)(iv) of Article VI of the Certificate of Incorporation, one or more written requests for a special meeting of stockholders must be signed by the stockholder or stockholders owning (as defined in By-Law 11A(4)) not less than fifteen percent (15%) in voting power of the issued and outstanding shares of capital stock as of the record date fixed in accordance with the immediately preceding paragraph. The requests shall be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested, within 60 days after the record date fixed in accordance with the immediately preceding paragraph. Each request shall set forth: (a) as to the stockholder(s) requesting the special meeting of stockholders (1) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the request is being made; (2) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and such beneficial owner, if any; (3) a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nominations or other business; (4) any derivative positions held or beneficially held by the stockholder and the beneficial owner, if any, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of such stockholder or the beneficial owner, if any, with respect to the corporation’s securities; (5) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder and the beneficial owner, if any, that are separated or separable from the underlying shares of stock of the corporation; (6) any performance-related fees (other than an asset-based fee) that such stockholder and the beneficial owner, if any, are entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's or beneficial owner's, if any, immediate family sharing the same household (and such stockholder and the beneficial owner, if any, shall update and supplement the information required by clauses (2), (4) through (6) and (11), if necessary, so that such information shall be true and correct as of the record date for the meeting and as of the date that is 14 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than 10 days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the seventh day prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 14 days prior to the meeting or any adjournment or postponement thereof)); (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder; (8) (x) in the case of other business, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal; and (y) in the case of a nomination, a representation that the stockholder or the beneficial owner, if any, on whose behalf the nomination is made will (A) solicit proxies from holders of the corporation's outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors; (B) include a statement to that effect in its proxy statement and/or the form of proxy; (C) otherwise comply with Rule 14a-19 under the Exchange Act; and (D) provide the Secretary of the corporation not less than 10 days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or beneficial owner complied with such representations (the representation in clauses (A)-(D) above or clauses (A)-(D) of By-Law 11(d)(1)(vii), in either case, a “Nomination Solicitation Statement”); (9) any material interest of the stockholder or any such beneficial owner in the election of directors or business proposed to be conducted at the special meeting; (10) the reasons for conducting such election of directors or business at a special meeting of stockholders; and (11) a description (which description shall include, in addition to all other information described in this clause, information identifying all parties thereto) of (x) any plans or proposals that such stockholder or beneficial owner, if any, may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act and (y) any agreement, arrangement or understanding with respect to the nomination or other proposed business between or among such stockholder or beneficial owner, if any, and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable); (b) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (2) a description of all arrangements or understandings between the stockholder and the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (4)  such nominee's written consent to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee of the stockholder, if applicable, and to serving as a director if elected; and (c) as to any other business proposal contained in the stockholder's request for a special meeting (1) a brief description of the business desired to be brought before the special meeting of stockholders; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); and (3) the reasons for conducting such business at the special meeting. Each request shall include documentary evidence that the requesting stockholders own the requisite percentage of voting power as of the record date fixed under the first paragraph of this By-Law 8; provided, however, that if the requesting stockholders are not the beneficial owners of the shares representing the requisite percentage, then to be valid, the request must also include documentary evidence of the number of shares owned by the beneficial owners on whose behalf the request is made as of such record date. For purposes of clauses (a)(4) through (a)(6), (a)(9), (a)(11) and (b)(2), if the beneficial owner on whose behalf the request is made (or, if none, the stockholder making the request) is an entity, the information shall also be provided as to each individual who is a director, executive officer (as defined in Rule 3b-7 under the Exchange Act), general partner or managing member of such entity or of any other entity that has or shares control of such entity, and any such entity. Notwithstanding the foregoing, for purposes of those clauses, a stockholder acting solely as a record holder on behalf of a beneficial owner shall not be required to provide such information about itself.

A stockholder may revoke a request for a special meeting at any time by written revocation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares of stock entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. For purposes of this By-Law 8, written revocation shall mean delivering a notice of revocation to the Secretary or a Public Announcement (as hereinafter defined) that the stockholders who submitted the request for a special meeting hold in the aggregate less than the requisite number of shares of stock entitling the stockholders to request the calling of a special meeting. A request for a special meeting shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the stockholders submitting the request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in By-Law 11A(4)) in the aggregate at least the requisite percentage of voting power required by Section (3) of Article VI of the Certificate of Incorporation at all times between the date the request to fix a record date is received by the corporation and the date of the applicable special meeting, and each requesting stockholder shall promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a revocation.

A special meeting requested by stockholders shall not be held if (1) the stockholder request to call a special meeting relates to an item of business that is not a proper subject for stockholder action under applicable law; (2) the Board has called or calls for a meeting of stockholders and the purpose or purposes of such meeting include (among any other matters properly brought before the meeting) the purpose or purposes specified in the request; (3) the request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (4) an identical or substantially similar item was presented at any meeting of stockholders held within 120 days prior to receipt by the corporation of such request; or (5) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the corporation which included the purpose or purposes specified in the request.

After receiving a request for a special meeting, the Board (or a committee thereof) shall determine in good faith whether the requirements set forth in this By-Law 8 have been satisfied, and shall notify the requesting stockholders of the Board's determination about whether the request for a special meeting is valid. In addition, the requesting stockholder and each other person (including any beneficial owner) on whose behalf the stockholder is acting shall provide such other information as the corporation may reasonably request within 7 days of such a request.

The business conducted at a special meeting shall be limited to the purpose or purposes set forth in the notice of such meeting, provided that the Board may submit its own proposal or proposals for consideration at a stockholder-called special meeting. The Board shall determine the place, date and time of any stockholder-called special meeting. Special meetings shall be held at such place, if any, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board and set forth in the notice of meeting. In the event no such place has been fixed and the meeting is not to be held solely by remote communication, special meetings shall be held at the offices of the corporation located in Dallas County, Texas. If none of the stockholders who submitted the request for the special meeting (or their qualified representatives (as defined in By-Law 11)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the request, the corporation need not present such matter or matters for a vote at the meeting, notwithstanding that proxies and votes in respect of such matter or matters may have been received by the corporation. Subject to applicable law, the Board acting by resolution may postpone, cancel or reschedule any previously scheduled special meeting of stockholders.

9. NOTICE

Written notice (or notice by means of electronic transmission to the extent permitted by law) of every meeting of stockholders, stating the place, if any, day, hour and means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, for special meetings of stockholders, the purpose or purposes thereof, shall, except when otherwise required by law, be given at least ten, but not more than sixty days before such meeting to each stockholder of record entitled to vote thereat.

When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with the first paragraph of this By-Law 9; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with By-Law 6, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

10. QUORUM

The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise required by law. In the event of lack of a quorum, the chair of the meeting or a majority of the voting power of the shares of capital stock present in person or represented by proxy may adjourn or recess the meeting from time to time until a quorum shall be obtained. At any adjourned or recessed meeting at which there is a quorum, any business may be transacted which might have been properly transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business properly brought before the meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

11. CONDUCT OF MEETINGS; NOTICE OF STOCKHOLDER BUSINESS

(a) The Chief Executive Officer, or in the Chief Executive Officer’s absence, the Chair of the Board or such officer as may be designated by the Board, shall be the chair of the meeting at stockholders' meetings. The Secretary of the corporation shall be the secretary at stockholders' meetings but in the Secretary’s absence the chair of the meeting may appoint a secretary for the meeting. The opening and closing of the polls for matters upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may to the extent not prohibited by law include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chair of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Subject to any rules and regulations as adopted by the Board, any meeting of stockholders may be adjourned or recessed for any reason by the chair of the meeting. At any adjourned or recessed meeting, the corporation may transact any business which might have been properly transacted at the original meeting.

(b) At any annual or special meeting of the stockholders, only such nominations of persons for election to the Board and other business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws. To be properly brought before an annual or special meeting, such nominations and other business must (1) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly be brought before the meeting by or at the direction of the Board or any committee thereof, (3) otherwise properly be brought before the meeting by a stockholder of the corporation who was a stockholder of record at the time the notice provided for in this By-Law 11 is delivered to the Secretary, on the record date for the determination of stockholders entitled to vote at the meeting and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in this By-Law 11 or (4) with respect to a qualifying nomination of a Stockholder Nominee at an annual meeting pursuant to a Proxy Access Notice submitted by an Eligible Stockholder, be properly brought in compliance with By-Law 11A.

(c)(1) For business (other than the nomination or election of directors) to be properly requested to be brought before an annual meeting of stockholders by a stockholder, such stockholder must deliver written notice of such stockholder's intent to bring the business before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the corporation. In the case of an annual meeting, such notice must be received by the Secretary not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall an adjournment or recess of an annual meeting, or the postponement of an annual meeting the date of which has been announced by the corporation, commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

(2) Notwithstanding anything to the contrary in this By-Law 11, only such business (other than the nomination or election of directors properly brought in accordance with Section (e) of this By-Law 11) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

(3) A stockholder’s notice to the Secretary required by this By-Law 11 to properly bring business (other than the nomination or election of directors) before an annual meeting shall set forth, (a) as to the stockholder giving the notice and the Stockholder Associated Person (as defined below), if any, (i) the name and address of the stockholder intending to propose such business and any Stockholder Associated Person covered by Section (c) of this By-Law 11; (ii) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities, and a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; (iii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; (iv) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder and any Stockholder Associated Person that are separated or separable from the underlying shares of stock of the corporation; (v) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or the Stockholder Associated Person's, if any, immediate family sharing the same household (and such stockholder shall update and supplement the information required by clauses (ii) through (v) and clause (b)(iv), if necessary, so that such information shall be true and correct as of the record date for the meeting and as of the date that is 14 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than 10 days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the seventh day prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 14 days prior to the meeting or any adjournment or postponement thereof)); and (vi) a representation whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal; and (b) as to the business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder or any Stockholder Associated Person; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); (iii) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a description (which description shall include, in addition to all other information described in this clause, information identifying all parties thereto) of (x) any plans or proposals that such stockholder or Stockholder Associated Person, if any, may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act and (y) any agreement, arrangement or understanding with respect to the proposed business between or among such stockholder or Stockholder Associated Person, if any, and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable). The foregoing notice requirements of this Section (c) shall be deemed satisfied by a stockholder with respect to business other than the nomination or election of directors if the stockholder has notified the corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this By-Law 11. Except as otherwise required by law, each of the Chair of the Board, the Board or the chair of the meeting shall have the power to determine whether business was proposed in accordance with the procedures in this By-Law 11. The chair of the meeting shall, if the facts warrant, declare to the meeting that business was not properly brought before the meeting in accordance with the provisions hereof and that such business shall not be transacted.

(d) For nominations of persons for election to the Board to be properly brought before an annual meeting of stockholders, such stockholder's notice must be timely. To be timely such notice shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary, and received by the corporation, not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior Public Announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such Public Announcement was made, whichever first occurs. A stockholder’s notice to the Secretary required by Section (4) of Article VIII of the Certificate of Incorporation and this By-Law 11 for nominations of persons for election to the Board at an annual meeting shall set forth, (1) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and address of the stockholder intending to propose such nominations and any Stockholder Associated Person covered by Section (d) of this By-Law 11; (ii) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities, and a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nominations; (iii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; (iv) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder or Stockholder Associated Person, if any, that are separated or separable from the underlying shares of stock of the corporation; (v) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or Stockholder Associated Person's, if any, immediate family sharing the same household (and such stockholder shall update and supplement the information required by clauses (ii) through (v) and (viii), if necessary, so that such information shall be true and correct as of the record date for the meeting and as of the date that is 14 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than 10 days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the seventh day prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 14 days prior to the meeting or any adjournment or postponement thereof)); (vi) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (vii) a representation that such stockholder or the Stockholder Associated Person, if any, on whose behalf the nomination is made will (A) solicit proxies from holders of the corporation's outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors; (B) include a statement to that effect in its proxy statement and/or the form of proxy; (C) otherwise comply with Rule 14a-19 under the Exchange Act; and (D) provide the Secretary of the corporation not less than 10 days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or Stockholder Associated Person complied with such representations; and (viii) a description (which description shall include, in addition to all other information described in this clause, information identifying all parties thereto) of (x) any plans or proposals that such stockholder or Stockholder Associated Person, if any, may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act and (y) any agreement, arrangement or understanding with respect to the nomination or other proposed business between or among such stockholder or Stockholder Associated Person, if any, and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable); and (2) as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, (i) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (ii) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) such nominee's written consent to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee of the stockholder, if applicable, and to serving as a director if elected. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. Except as otherwise required by law, each of the Chair of the Board, the Board or the chair of the meeting shall have the power to determine whether a nomination was made in accordance with the procedures in this By-Law 11 (including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the nomination is made has complied with the representations set forth in the Nomination Solicitation Statement and with the requirements of Rule 14a-19 under the Exchange Act). The chair of the meeting shall, if the facts warrant, declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and that such nomination shall be disregarded. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving notice on behalf of a Stockholder Associated Person, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such Stockholder Associated Person) shall not exceed the number of directors to be elected at such annual meeting. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws.

“Stockholder Associated Person” of any stockholder means (A) any beneficial owner on whose behalf the nomination is made or the other business is proposed and (B) if such beneficial owner (or, if none, the stockholder giving the notice) is an entity, each individual who is a director, executive officer (as defined in Rule 3b-7 under the Exchange Act), general partner or managing member of such entity or of any other entity that has or shares control of such entity, and any such entity. Notwithstanding the foregoing, for purposes of the information required by Sections (c)(3)(a)(iii) through (vi), (c)(3)(b)(i), (iii) and (iv), (d)(1)(iii) through (vi) and (viii), and (d)(2)(ii) of this By-Law, a stockholder acting solely as a record holder on behalf of a beneficial owner shall not be required to provide such information about itself. “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

If the stockholder who submits a notice of nomination for election pursuant to By-Law 8 or this By-Law 11, or the Stockholder Associated Person, if any, on whose behalf the nomination is made no longer intends to solicit proxies in accordance with the applicable Nomination Solicitation Statement, (i) such stockholder shall inform the corporation of this change by delivering notice thereof in writing to the Secretary at the principal executive offices of the corporation not later than the close of business on the second business day after the occurrence of such change and (ii) such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.

(e) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or stockholders pursuant to By-Law 8 hereof or (2) provided that the Board or stockholders pursuant to By-Law 8 hereof has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary, on the record date for the determination of stockholders entitled to vote at the meeting and at the time of the meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this By-Law 11. In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice, containing the information set forth in Section (d) of this By-Law 11, shall be delivered to the Secretary at the principal executive offices of the corporation not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior Public Announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such Public Announcement was made, whichever first occurs. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws.

(f) To be qualified to be a nominee for election or re-election as a director of the corporation nominated by a stockholder pursuant to By-Law 8 or this By-Law 11, a person must deliver (in accordance with the time periods prescribed for delivery of notice under By-Law 8 or this By-Law 11, as applicable) to the Secretary at the principal executive offices of the corporation a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within 7 days of such written request) and a signed written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within 7 days of such written request) that such person (i) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iv) would be in compliance, and if elected as a director of the corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(g) The corporation may also, as a condition to any such nomination being deemed properly brought before a meeting of stockholders, require any nominating stockholder, Stockholder Associated Person or proposed nominee to deliver to the Secretary, within 7 days of any such request, such other information as may reasonably be requested by the corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (i) the eligibility of such proposed nominee to serve as a director of the corporation; (ii) whether such nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, Securities and Exchange Commission and stock exchange rules or regulations or any publicly disclosed corporate governance guideline or committee charter of the corporation and (iii) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(h) Notwithstanding anything to the contrary contained in By-Law 8, this By-Law 11 or By-Law 11A, only such persons who are nominated in accordance with both the procedures set forth in Section (4) of Article VIII of the Certificate of Incorporation or Section (3) of Article VI of the Certificate of Incorporation and this By-Law 11, By-Law 11A or By-Law 8, as applicable, shall be eligible to be elected at any annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law 11, By-Law 11A or By-Law 8, as applicable. Notwithstanding the foregoing provisions of this By-Law 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law 11 and By-Law 11A; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws, and compliance with these By-Laws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this By-Law 11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Notwithstanding the foregoing provisions of this By-Law 11, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of these By-Laws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

11A. INCLUSION OF STOCKHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS

Subject to the terms and conditions set forth in these By-Laws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this By-Law 11A, including qualifying as an Eligible Stockholder (as defined in paragraph (D) below) and that expressly elects at the time of providing the written notice required by this By-Law 11A (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this By-Law 11A. For the purposes of this By-Law 11A:

(1) “Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of Directors;

(2) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Stockholder (as defined in paragraph (D) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder's or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder; provided, that in the case of loaned shares, such shares are recalled within five (5) business days of being notified that the stockholder’s Stockholder Nominee shall be included in the proxy materials for the relevant annual meeting and such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A) For purposes of this By-Law 11A, the “Required Information” that the corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (F) below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.

(B) To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Proxy Access Notice to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall an adjournment or recess of an annual meeting, or postponement of an annual meeting, the date of which has been announced by the corporation, commence a new time period for the giving of a Proxy Access Notice.

(C) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this By-Law 11A but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty (20) percent of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this By-Law 11A (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1) the number of such director candidates for which the corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to By-Law 11;

(2) the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one; and

(3) the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting for whom access to the corporation’s proxy materials was previously provided pursuant to this By-Law 11A, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this By-Law 11A exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one (1) Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(D) An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this By-Law 11A, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this By-Law 11A. No shares may be attributed to more than one group constituting an Eligible Stockholder under this By-Law 11A (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E) No later than the final date when a Proxy Access Notice pursuant to this By-Law 11A may be timely delivered to the Secretary of the corporation, an Eligible Stockholder (including each Constituent Holder) must provide the information required by Section (4) of Article VIII of the Certificate of Incorporation and By-Law 11(d) (other than the solicitation representation and related evidence required by By-Law 11(d)(1)(vii)) to the Secretary of the corporation and also provide the following information in writing to the Secretary:

(1) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(3) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this By-Law 11A;

(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(e) will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this By-Law 11A;

(4) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(5) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder (including such person) provided to the corporation; and

(b) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this By-Law 11A may be timely delivered to the Secretary of the corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer. In order to be considered timely, any information required by this By-Law 11A to be provided to the corporation must be supplemented (by delivery to the Secretary of the corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any defect.

(F) The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this By-Law 11A is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this By-Law 11A, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(G) No later than the final date when a Proxy Access Notice pursuant to this By-Law 11A may be timely delivered to the Secretary of the corporation, each Stockholder Nominee must provide the information required by Section (4) of Article VIII of the Certificate of Incorporation and By-Law 11(d) (other than the solicitation representation and related evidence required by By-Law 11(d)(1)(vii)) and also:

(1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee:

(a) consents to being named as a nominee in a proxy statement and form of proxy related to the meeting at which directors are to be elected and to serving as a director of the corporation if elected;

(b) agrees, if elected, to adhere to the corporation’s Corporate Governance Policies and Code of Conduct and any other publicly available corporation policies and guidelines applicable to directors; and

(c) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with such person’s nomination, service or action as a director of the corporation, or any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the corporation;

(2) complete, sign and submit all questionnaires required of the corporation’s directors generally; and

(3) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in paragraph (I) below apply and to determine if such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Corporate Governance Policies or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any such defect.

(H) Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this By-Law 11A or any other provision of these By-Laws, the corporation’s Certificate of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(I) The corporation shall not be required to include, pursuant to this By-Law 11A, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation:

(1) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the Board of Directors;

(2) whose service as a member of the Board of Directors would violate or cause the corporation to be in violation of these By-Laws, the corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;

(3) if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this By-Law 11A or any agreement, representation or undertaking required by this Section; or

(4) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purposes of this paragraph (I), clauses (1) and (2) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this By-Law 11A of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this By-Law 11A of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

12. VOTING

Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders, each holder of shares of capital stock of the corporation entitled to vote at such meeting shall, as to all matters in respect of which such shares have voting rights, be entitled to one vote in person or by written proxy for each share held of record by such holder. Except as otherwise required by law or the Certificate of Incorporation, voting at meetings of stockholders need not be by written ballot. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. In the event the corporation receives proxies that direct votes in favor of disqualified or withdrawn nominees for the Board, such votes for such disqualified or withdrawn nominees in such proxies will be treated as abstentions. To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such proxy card must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls, except as otherwise provided by law.

Except as provided in Section (5) of Article VIII of the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this By-Law 12, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. All questions presented to the stockholders (other than the election of directors) at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

13. INSPECTORS OF ELECTION

The Chief Executive Officer or the Secretary shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Chief Executive Officer or the Secretary may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall determine the validity of and count the proxies and ballots in accordance with applicable law.

14. LIST OF STOCKHOLDERS

The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this By-Law 14 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are stockholders entitled to inspect such list or to vote in person or by proxy at any meeting of stockholders.

BOARD OF DIRECTORS

15. RESIGNATION

A director may resign at any time by giving written notice to the corporation. Such notice shall be delivered to the Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery or at any later date or time specified therein, or any date or time determined upon the happening of an event or events specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

If an incumbent director who is nominated for re-election to the Board does not receive sufficient votes “for” to be elected in accordance with By-Law 12, the incumbent director shall promptly tender such director’s resignation to the Board. The committee of the Board responsible for director nominations shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account such committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. Such committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders such resignation shall not participate in the recommendation of such committee or the decision of the Board with respect to such resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until such director’s successor is duly elected, or such director’s earlier resignation or removal. If a director’s resignation is accepted by the Board pursuant to this By-Law 15, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section (5) of Article VIII of the Certificate of Incorporation or may decrease the size of the Board pursuant to the provisions of Section (2) of Article VIII of the Certificate of Incorporation.

16. ANNUAL MEETING

A meeting of the Board, to be known as the annual Board meeting, shall be held promptly after the annual meeting of the stockholders, at such place and at such time as shall be designated in the call thereof. The annual Board meeting shall be held for the purpose of organizing the Board and transacting any other business that may properly come before the meeting.

17. REGULAR MEETINGS

Regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by the Board.

18. SPECIAL MEETINGS

Special meetings of the Board may be called by the Chair of the Board, the Lead Director or the Chief Executive Officer, and shall be called by the Secretary upon the request in writing of not less than a majority of the directors then in office. Special meetings of the Board may be held at such place and at such time as shall be designated in the call thereof. Notice of special meetings of the Board shall either be mailed by the Chief Executive Officer or the Secretary to each director at least three days before the meeting, or served upon, or sent by electronic transmission by the Chief Executive Officer or the Secretary to, each director at least one day before the meeting, but during an Emergency as defined in By-Law 20, notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or private or public electronic means. Unless required by law, the notice need not state the purpose or purposes of the meeting.

19. TELEPHONIC MEETINGS

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

20. QUORUM

Except during the existence of an Emergency and except as otherwise provided in these By-Laws or in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business; provided, however, that a quorum shall never be less than one-third of the total number of directors as fixed pursuant to Section (2) of Article VIII of the Certificate of Incorporation. During the existence of an Emergency, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. To the extent required to constitute a quorum at any meeting of the Board during an Emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. Subject to the provisions of the Certificate of Incorporation, the action of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board. In the event of lack of a quorum, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been properly transacted at the meeting originally called.

An “Emergency” for the purpose of these By-Laws shall be any emergency condition as contemplated by Section 110 of the General Corporation Law of the State of Delaware. During any Emergency, such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the General Corporation Law of the State of Delaware.

21. ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission. After an action is taken, such writing or writings or electronic transmissions shall be filed with the minutes of the proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

22. ORGANIZATION

The Chair of the Board, or in the Chair’s absence the Lead Director or another director chosen by the Board, shall act as chair at meetings of the Board. The Secretary of the corporation shall act as secretary at meetings of the Board but in the Secretary’s absence the chair of the meeting may appoint a secretary for the meeting.

23. COMPENSATION

The compensation of directors for services as directors and as members of committees of the Board shall be as fixed by the Board from time to time. The compensation, if any, of the directors need not be uniform as between directors and the compensation, if any, of the members of the committees of the Board need not be uniform either as between members of a committee or as between committees. The Board shall provide for reimbursing the directors for expenses incurred in attending meetings of the Board or committees thereof.

Any director may also serve the corporation in any other capacity and receive compensation, including fees and expenses, for such service.

24. INDEPENDENT DIRECTORS

The nomination of an individual to serve as a member of the Board shall be such that immediately after the election of such nominee to the Board a majority of all directors holding office shall, in the determination of the Board, be independent directors.

COMMITTEES OF THE BOARD

25. COMMITTEES

The directors shall from time to time designate one or more committees, each of which shall have and may exercise the powers of the Board in the direction of the business and affairs of the corporation in respect to the matters and to the extent hereinafter set forth or in the resolution of the Board designating it, subject to the power of the Board to assign from time to time to any such committees or to any other committees such powers in respect to specific matters as the Board may deem desirable, subject to applicable law. The corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware.

26. PROCEDURE

Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of the directors then serving on a committee shall be necessary to constitute a quorum, unless otherwise provided by these By-Laws. Each committee shall keep minutes of its meetings. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all the members consent thereto in writing, or by electronic transmission. After the action is taken, such writing or writings or electronic transmissions shall be filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. All action by each committee shall be reported to the Board.

27. EXECUTIVE COMMITTEE

If the Board designates an Executive Committee, the Executive Committee shall consist of three or more members including, if then serving as a director, the Chief Executive Officer. The Board shall select the other members of the Committee from among the directors and shall designate the Chair thereof.

The Executive Committee, when the Board is not in session, shall have and may exercise all of the powers of the Board to direct the business and the affairs of the corporation, including but not limited to the power to declare dividends and to authorize the issuance of stock, except to the extent, if any, that the authority of the Committee may be limited in any respect by law, by the Certificate of Incorporation or by these By-Laws.

28. ALTERNATES; VACANCIES IN COMMITTEES

The Board may designate one or more directors as alternate members of any committee. Alternate members shall serve, in the order in which the Board shall determine, when one or more members of the committee shall be absent or disqualified. Alternate members may attend committee meetings as observers, without the right to vote when all members are present; when fewer than all are present, only an alternate member serving in the place of an absent or disqualified member shall have the right to vote. If no alternate is available, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. All members of all committees (including chairs) shall serve at the pleasure of the Board.

OFFICERS

29. DESIGNATION; ELECTION; QUALIFICATION; TERM

The officers of the corporation shall consist of a Chief Executive Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board, and such other officers as the Board from time to time may deem proper. The Board shall also elect, by the affirmative vote of a majority of the directors then in office, a Chair of the Board. From time to time the Board may also elect or appoint a Vice Chair of the Board or Vice Chairs of the Board, a President, such Executive, Senior or other Vice Presidents as it may deem appropriate, a Chief Financial Officer, and such other officers, including a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it may deem appropriate. The Chief Executive Officer may appoint any officers of the corporation not required to be elected by the Board, as the Chief Executive Officer may deem appropriate. The Chair of the Board and any Vice Chair of the Board shall be directors of the corporation, shall serve at the pleasure of the Board and shall be officers of the corporation only if the Board so determines. Any number of offices may be held by the same person. Each officer, whenever elected or appointed, shall hold office until such officer’s successor shall have been elected or appointed (as the case may be) and qualified, or until such officer’s earlier death, disqualification, resignation or removal.

30. DUTIES

The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board or delegated by or through the Chief Executive Officer.

31. RESIGNATION; REMOVAL; VACANCIES

Any officer may resign at any time by giving notice in writing to the corporation addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice. Any officer may be removed by the Board at any time with or without cause. Any officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer at any time with or without cause. A vacancy in any office may be filled by the Board, and a vacancy in any office appointed by the Chief Executive Officer may be filled by the Chief Executive Officer, for the unexpired portion of the term.

32. CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall keep the Board fully informed, and shall freely consult it, concerning the business of the corporation in the Chief Executive Officer’s charge.

The Chief Executive Officer shall, subject to these By-Laws, have authority to:

(i) appoint or approve the appointment of employees to various posts and positions in the corporation bearing titles designated or approved by the Chief Executive Officer and to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions;

(ii) remove or approve the removal of employees so appointed; and

(iii) sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the corporation shall be expressly authorized and directed by law, or by the Board, or by these By-Laws. Unless otherwise provided by law, or by these By-Laws, or by the Board, the Chief Executive Officer may authorize in a writing filed with the Secretary, any officer, employee, or agent of the corporation to sign, execute and acknowledge, on behalf of the corporation and in the Chief Executive Officer’s place and stead, any or all such documents and instruments.

The Chief Executive Officer shall have such other authority and perform such other duties in the management of the corporation as from time to time shall be prescribed by the Board and, to the extent not so prescribed, as generally pertain to the office of Chief Executive Officer.

33. CHAIR OF THE BOARD, VICE CHAIR OF THE BOARD AND PRESIDENT

The Chair of the Board shall preside at meetings of the Board at which the Chair is present and shall have such powers and perform such duties as are prescribed in these By-Laws and as the Board may from time to time prescribe. Any Vice Chair of the Board and the President shall each have such powers and perform such duties as may be assigned by the Board or as may be delegated by the Chief Executive Officer. In addition to the powers otherwise granted to officers pursuant to these By-Laws, the Board may authorize any officer or officers, or any agent or agents, in the name and on behalf of the corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

34. VICE PRESIDENTS

Each Vice President shall have such powers and perform such duties as may be assigned to such Vice President by the Board or as may be delegated to such Vice President by the Chief Executive Officer.

35. CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall be the principal financial officer of the corporation and have responsibility for the overall management of the financial affairs of the corporation. The Chief Financial Officer shall have such powers and perform such duties as generally pertain to the office of Chief Financial Officer and as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

36. CONTROLLER

The Controller shall be the principal accounting officer of the corporation and shall have such powers and perform such duties as generally pertain to the office of the Controller and as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

37. SECRETARY

The Secretary shall attend and keep the minutes of all meetings of the stockholders, the Board, and such committees of the Board as the Board may direct. The Secretary shall see that all books and records pertaining to meetings and proceedings of the Board (and any committee thereof) and of the stockholders required by applicable law to be kept or filed are properly kept or filed, as the case may be; shall see that notices are given as required by these By-Laws or as required by law; shall have custody of the seal of the corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary; and shall have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

38. TREASURER

The Treasurer shall have responsibility for the corporation’s funds and securities, including the deposit of all moneys and other valuables to the credit of the corporation in authorized banks or depositories, and the disbursement of the funds of the corporation, and shall have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned from time to time by the Board or by or through the Chief Executive Officer or the Chief Financial Officer.

MISCELLANEOUS

39. OFFICES

Except as otherwise provided in the Certificate of Incorporation, the registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may have such other offices as the Board may from time to time determine. The books of the corporation may be kept outside the State of Delaware.

40. SEAL

The corporation's seal shall be circular in form with “KIMBERLY-CLARK CORPORATION - DELAWARE” around the periphery and “1928 - CORPORATE SEAL” within.

41. FISCAL YEAR

The fiscal year of the corporation shall begin on January 1 of each year, unless the Board designates another fiscal year.

42. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall:

(i) indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against all liability, loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

(ii) indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Except as otherwise required by applicable law or provided in this By-Law with respect to suits to enforce rights to indemnification or advancement of expenses, the corporation shall be required to indemnify a person described in subsection (i) or (ii) above (an “indemnitee”) in connection with an action, suit or proceeding (or part thereof) voluntarily initiated by such indemnitee against the corporation or any of its directors, officers or employees only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of expenses is appropriate. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii), or in defense of any claim, issue or matter therein, such indemnitee shall be indemnified, to the fullest extent not prohibited by applicable law, against expenses (including attorneys' fees) actually and reasonably incurred by such indemnitee in connection therewith, and such indemnification shall not be subject to satisfaction of a standard of conduct and the corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced.

Any indemnification under subsections (i) and (ii) (other than indemnification for successful defense as provided above or indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (i) and (ii). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

In addition to the right to indemnification conferred in subsections (i) and (ii), an indemnitee shall, to the fullest extent permitted by applicable law, also have the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this By-Law or otherwise.

If a request for indemnification under this By-Law 42 is not paid in full by the corporation within 60 days, or if a request for an advancement of expenses under this By-Law 42 is not paid in full by the corporation within 20 days, after a written request has been received by the Secretary of the corporation, the indemnitee may at any time thereafter bring suit against the corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met such applicable standard of conduct, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this By-Law or otherwise shall be on the corporation.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this By-Law shall be contract rights and shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses shall be entitled, or may hereafter acquire, under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Any person serving as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least fifty percent of whose equity interests are owned, directly or indirectly, by the corporation shall be conclusively presumed to be serving in such capacity at the request of the corporation.

The corporation's obligation, if any, to indemnify and advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

The Board may authorize and direct that insurance be purchased and maintained on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

For purposes of this By-Law 42, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this By-Law 42 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. To the fullest extent permitted by law, if this By-Law 42 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under subsection (i) or (ii) of this By-Law as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this By-Law to the fullest extent permitted by any applicable portion of this By-Law that shall not have been invalidated.

Any repeal or modification of the provisions of this By-Law 42 shall be prospective only and shall not adversely affect any right or protection hereunder of any person entitled to indemnification or advancement under this By-Law in respect of any action, suit or proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or relating to any acts or omissions occurring prior to such repeal or modification.

This By-Law 42 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than directors and officers of the corporation when and as authorized by appropriate corporate action.

43. RELIANCE ON RECORDS

Each director, each member of any committee designated by the Board, and each officer, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board, or by any other person as to matters the director, member or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

44. VOTING OF STOCKS

Unless otherwise ordered by the Board, any one of the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President shall have full power and authority, on behalf of the corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders or equity holders of, any company in which the corporation may hold shares of stock or other interests, and in giving such consent or approval or at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

45. NOTICE

Any notice which the corporation is required to give under these By-Laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the corporation or by electronic transmission in accordance with applicable law. Such notice, if mailed, shall be deemed to be given at the time of mailing.

46. WAIVER OF NOTICE

Whenever any notice is required to be given, a waiver thereof in writing (or by electronic transmission in accordance with applicable law) whether before or after the time stated therein, shall be deemed equivalent thereto.

47. DISPENSING WITH NOTICE

No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

48. FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, including the claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the corporation’s Certificate of Incorporation or these By-Laws (as either may be amended from time to time), (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” (as that term is defined in Section 115 of the General Corporation Law of the State of Delaware), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). Unless the corporation, in writing, selects or consents to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the corporation shall be deemed to have notice of and consented to the provisions of this By-Law 48. If any provision of this By-Law 48 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this By-Law 48 (including, without limitation, each portion of any sentence of this By-Law 48 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

49. ENFORCEABILITY

If any provision of these By-Laws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-Laws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

50. AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed by the stockholders or by the Board.

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